As filed with the Securities and Exchange Commission on August 15, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

DERMA SCIENCES, INC.
(Exact name of Registrant as specified in its charter)

Pennsylvania	23-2328753
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Derma Sciences, Inc. Amended and Restated Stock Option Plan of February 24, 2004
Non-Plan Stock Option Agreements
Edward J. Quilty Employment Agreement
John T. Borthwick Employment Agreement
Robert P. DiGiovani Employment Agreement
Steven T. Wills Employment Agreement
(Full titles of the plans)

Edward J. Quilty, President
214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications and notices to:
Raymond C. Hedger, Jr., Esq.
Hedger & Hedger
2 Fox Chase Drive
P.O. Box 915
Hershey, PA 17033
(717) 534-9993

CALCULATION OF REGISTRATION FEE

============================== ================== ====================== ====================== ======================
                                                                              Proposed
   Title of Each Class of                               Proposed               Maximum
      Securities to be            Amount to be       Maximum Offering      Aggregate Offering          Amount of
         Registered              Registered (1)     Price Per Share (2)         Price               Registration Fee
------------------------------ ------------------ ---------------------- ---------------------- ----------------------
  Common stock, $.01 par
  value per share                  5,287,655              $0.95                $5,023,272                 $592
============================== ================== ====================== ====================== ======================
(1)	This registration statement also relates to any additional shares of Registrant’s common stock that may be issued in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration and which results in an increase in the number of the outstanding shares of Registrant’s common stock.

(2)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

PART I	4

PART II	4

SIGNATURES	7

EXHIBIT INDEX	8

EXHIBIT 5.01

EXHIBIT 23.01

EXHIBIT 23.02

EXHIBIT 99.01

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information required by Part I is included in documents sent or given to participants in each of the plans listed on the cover page of this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents By Reference.

        The following documents are incorporated in this registration statement by reference:

        (a)    The Registrant’s latest annual report on Form 10-KSB filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

        (b)    All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s annual report referred to in (a) above.

        (c)    The description of common stock contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of the filing of such documents.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, in its unmodified form, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The law firm of Hedger & Hedger, Hershey, Pennsylvania, has passed upon certain legal matters relating to the shares of common stock covered by this registration statement. Raymond C. Hedger, Jr., a member of Hedger & Hedger, owns 10,000 shares of the Registrant’s common stock and options, exercisable at per share prices ranging from $0.40 to $5.63, to purchase 132,000 shares of the Registrant’s common stock.

Item 6. Indemnification of Directors and Officers.

        Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988 empower the Registrant, and the bylaws of the Registrant provide that it shall have the power, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or in the case of actions undertaken other than in his official capacity, not opposed to, the best interest of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Registrant, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

Number	Description

3.01	Articles of Incorporation effective June 3, 1996 (previously filed as Exhibit B to the Company's Proxy Statement filed on April 23, 1996 and incorporated herein by reference).

3.02	Amendment to the Articles of Incorporation effective February 10, 1998 (previously filed as Exhibit A to the Company's Proxy Statement filed on December 22, 1997 and incorporated herein by reference).

3.03	Amendment to the Articles of Incorporation effective October 20, 1998 (previously filed as Exhibit A to the Company's Proxy Statement filed on August 14, 1998 and incorporated herein by reference).

3.04	Amendment to the Articles of Incorporation effective May 26, 1999 (previously filed as Exhibit A to the Company's Proxy Statement filed on April 13, 1999 and incorporated herein by reference).

3.05	Amendment to the Articles of Incorporation effective August 2, 1999 (previously filed as Exhibit 3 to the Company's Form 8-K filed on August 6, 1999 and incorporated herein by reference).

3.06	Certificate of Designations, Voting Powers, Preferences and Rights of the Series of Preferred Stock of Derma Sciences, Inc. Designated Series A Convertible Preferred Stock (previously filed as Exhibit 10.03 to the Company's Form 8-K filed on November 24, 1997 and incorporated herein by reference).

3.07	Certificate of Designations, Voting Powers, Preferences and Rights of the Series of Preferred Stock of Derma Sciences, Inc. Designated Series B Convertible Preferred Stock (previously filed as Exhibit 10.05 to the Company's Form 8-K filed on July 9, 1998 and incorporated herein by reference).

3.08	Certificate of Designations, Voting Powers, Preferences and Rights of the Series of Preferred Stock of Derma Sciences, Inc. Designated Series C Convertible Preferred Stock (previously filed as Exhibit 10.05 to the Company's Form 8-K filed on August 20, 1999 and incorporated herein by reference).

3.09	Certificate of Designations, Voting Powers, Preferences and Rights of the Series of Preferred Stock of Derma Sciences, Inc. Designated Series D Convertible Preferred Stock (previously filed as Exhibit 10.05 to the Company's Form 8-K filed on January 10, 2000 and incorporated herein by reference).

3.10	Bylaws effective May 14, 1997 (previously filed as Exhibit 3.1 to the Company's Form 10-QSB filed on August 15, 1997 and incorporated herein by reference).

5.01	Opinion of Hedger & Hedger.

10.01	Employment Agreement, dated December 29, 1995, between the Company and John T. Borthwick (previously filed as Exhibit 10.37 to the Company's 1996 Form 10-KSB and incorporated herein by reference).

10.02	Employment Agreement - Amendment and Restatement, dated April 30, 1997, between the Company and Robert P. DiGiovine (previously filed as Exhibit 10.03 to the Company's Form 8-K filed on May 6, 1997 and incorporated herein by reference).

10.03	Employment Agreement, dated February 1, 1999, between the Company and Stephen T. Wills, CPA, MST (previously filed as Exhibit 10.06 to the Company's Form 10-KSB filed on March 31, 1999 and incorporated herein by reference).

23.01	Consent of J.H. Cohn LLP.

23.02	Consent of Ernst & Young LLP.

23.03	Consent of Hedger & Hedger (contained in Exhibit 5.01).

24.01	Power of Attorney (included on the signature page of this registration statement).

99.01	Form of stock option agreements.

Item 9. Undertakings.

        (a)    The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement—notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set for the in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 10th day of August, 2005.

DERMA SCIENCES, INC.

By: /s/ Edward J. Quilty Edward J. Quilty President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that each person whose signature appears below constitutes and appoints Edward J. Quilty as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits to be filed also, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date

/s/ Edward J. Quilty	President, Chief Executive Officer and	August 10, 2005
Edward J. Quilty	Chairman of the Board of Directors (Principal Executive Officer)

/s/ John E. Yetter	Vice President and Chief Financial Officer	August 10, 2005
John E. Yetter, CPA	(Principal Financial and Accounting Officer)

/s/ Srini Conjeevaram	Director	August 10, 2005
Srini Conjeevaram

/s/ Stephen T. Wills	Director	August 10, 2005
Stephen T. Wills, CPA, MST

/s/ James T. O'Brien	Director	August 10, 2005
James T. O'Brien

/s/ C. Richard Stafford	Director	August 10, 2005
C. Richard Stafford, Esq.

/s/ Richard Keim	Director	August 10, 2005
Richard Keim

/s/ Robert G. Moussa	Director	August 10, 2005
Robert G. Moussa

EXHIBIT INDEX

Number	Description

3.01	Articles of Incorporation effective June 3, 1996 (previously filed as Exhibit B to the Company's Proxy Statement filed on April 23, 1996 and incorporated herein by reference).

3.02	Amendment to the Articles of Incorporation effective February 10, 1998 (previously filed as Exhibit A to the Company's Proxy Statement filed on December 22, 1997 and incorporated herein by reference).

3.03	Amendment to the Articles of Incorporation effective October 20, 1998 (previously filed as Exhibit A to the Company's Proxy Statement filed on August 14, 1998 and incorporated herein by reference).

3.04	Amendment to the Articles of Incorporation effective May 26, 1999 (previously filed as Exhibit A to the Company's Proxy Statement filed on April 13, 1999 and incorporated herein by reference).

3.05	Amendment to the Articles of Incorporation effective August 2, 1999 (previously filed as Exhibit 3 to the Company's Form 8-K filed on August 6, 1999 and incorporated herein by reference).

3.06	Certificate of Designations, Voting Powers, Preferences and Rights of the Series of Preferred Stock of Derma Sciences, Inc. Designated Series A Convertible Preferred Stock (previously filed as Exhibit 10.03 to the Company's Form 8-K filed on November 24, 1997 and incorporated herein by reference).

3.07	Certificate of Designations, Voting Powers, Preferences and Rights of the Series of Preferred Stock of Derma Sciences, Inc. Designated Series B Convertible Preferred Stock (previously filed as Exhibit 10.05 to the Company's Form 8-K filed on July 9, 1998 and incorporated herein by reference).

3.08	Certificate of Designations, Voting Powers, Preferences and Rights of the Series of Preferred Stock of Derma Sciences, Inc. Designated Series C Convertible Preferred Stock (previously filed as Exhibit 10.05 to the Company's Form 8-K filed on August 20, 1999 and incorporated herein by reference).

3.09	Certificate of Designations, Voting Powers, Preferences and Rights of the Series of Preferred Stock of Derma Sciences, Inc. Designated Series D Convertible Preferred Stock (previously filed as Exhibit 10.05 to the Company's Form 8-K filed on January 10, 2000 and incorporated herein by reference).

3.10	Bylaws effective May 14, 1997 (previously filed as Exhibit 3.1 to the Company's Form 10-QSB filed on August 15, 1997 and incorporated herein by reference).

5.01	Opinion of Hedger & Hedger.

10.01	Employment Agreement, dated December 29, 1995, between the Company and John T. Borthwick (previously filed as Exhibit 10.37 to the Company's 1996 Form 10-KSB and incorporated herein by reference).

10.02	Employment Agreement - Amendment and Restatement, dated April 30, 1997, between the Company and Robert P. DiGiovine (previously filed as Exhibit 10.03 to the Company's Form 8-K filed on May 6, 1997 and incorporated herein by reference).

10.03	Employment Agreement, dated February 1, 1999, between the Company and Stephen T. Wills, CPA, MST (previously filed as Exhibit 10.06 to the Company's Form 10-KSB filed on March 31, 1999 and incorporated herein by reference).

23.01	Consent of J.H. Cohn LLP.

23.02	Consent of Ernst & Young LLP.

23.03	Consent of Hedger & Hedger (contained in Exhibit 5.01).

24.01	Power of Attorney (included on the signature page of this registration statement).

99.01	Form of stock option agreements.